Exhibit 99.1

Maiden Lane Jewelry Ltd. Announces 2014 Financial Results

NEW YORK, September 11, 2014 (PR Newswire) – Maiden Lane Jewelry Ltd. (OTCQB:MDNL) (the “Company”) announced its 2014 financial results.

Financial Highlights

•	Net sales for 2014 were $5.4 million, a 157% increase from the prior year period September 6, 2012 (inception) to May 31, 2013.

•	Gross profit for 2014 was $1.1 million, a 200% increase from the prior year period September 6, 2012 (inception) to May 31, 2013.

•	A net loss for the year of $356,000 or $0.03 per share.

Michael Wirth, chief executive officer of the Company, noted, “We are quite pleased with our financial results for the year, particularly with the transition and phase in of our new flagship product, the AspiriTM cut diamond. The transition of our product line to AspiriTM during the third quarter slowed our revenue growth as we geared production and inventory to this new product during the fourth quarter. Importantly for the future, our efforts bringing out the Aspiri line have paid off – since year-end our net sales have more than doubled and we are adding pendants and earrings to the Aspiri collection.”

Operating Results

For the year ended May 31, 2014, the Company reported net sales revenue of approximately $5.4 million, a 157% increase from approximately $2.1 million, for the prior year period September 6, 2012 (inception) to May 31, 2013 (the “prior 2013 period”). The increase in 2014 sales performance is primarily due to the change from fashion jewelry sales to sales of complete rings (inclusive of center diamonds) and the recent emphasis on Aspiri cut diamond rings which became the focus of the Company’s sales efforts during the quarter ended May 31, 2014.

In December 2013, the Company began to transition its inventory focusing on bridal jewelry featuring uniquely cut stones (our AspiriTM cut diamond). The Aspiri cut utilizes an advanced cutting technique that visually and physically increases the crown size (the top and most visible part of the stone) of similarly weighted stones by at least 25%. As a result, Aspiri cut diamonds appear to be much larger than typically cut diamonds of the same carat weight. The lead time to source, design and fabricate the raw materials for this new style of inventory impacted sales for the year ended May 31, 2014, particularly in the third and fourth quarters of 2014, in that during the transition period new inventory was being fabricated and, as a result, inventory on-hand for sale was limited. In addition, sales of Aspiri diamond rings were curtailed in April and May to allow sufficient inventory to be on hand for the industry’s major jewelry show at the end of May and early June. The Company expects future sales of complete engagement rings to be predominately Aspiri cut diamonds.

Cost of sales increased to $4.3 million for the year ended May 31, 2014 from $1.7 million for the prior 2013 period primarily due to a 157% increase in sales volume during the period. Gross profit for the year ended May 31, 2014 increased approximately 200% to approximately $1.1 million from approximately $370,000 for the prior 2013 period. Gross margins for the year ended May 31, 2014 and the prior 2013 period were approximately 20.4% and 17.5%, respectively. Gross margins for the current fiscal year increased relative to the prior year primarily as a result of a change in product mix. The current fiscal year had less of a focus on fashion jewelry sales which has lower gross margins and a higher focus on the sale of Complete Rings which have higher gross margins. In addition, the sale of Aspiri cut diamond rings in the last quarter of the year further increased gross margins for the year.

Other expenses for the year ended May 31, 2014 totaled approximately $1.5 million as compared to approximately $256,000 for the prior 2013 period. The increase in such expenses is primarily related to a full year of operations for the current year, an increase in personnel costs to current staffing levels (an increase of approximately $349,000), an increase in show, advertising, promotion, marketing and product design expense (as increase of approximately $320,000), an increase in professional fees (approximately $374,000) and increased sales commissions due to increased sales.

As a result of the above, for the year ended May 31, 2014, the Company had a loss before tax of $427,000 and net loss of $356,000 after a tax benefit for income taxes of $71,000.  Net loss per share was $0.03. For the prior 2013 period, we had income before tax of $110,000 and net income of $87,000 after provision for income taxes of $23,000.  Net income per share was $0.01.

Other Activities

On August 4, 2014 the Company issued 10,604 shares of common stock at a price per share of $3.10 for marketing services rendered during the year ended May 31, 2014. This amount is shown as Common Stock to be Issued on the Company’s May 31, 2014 Balance Sheet and is reflected in professional and consulting fees in its Statement of Operations for the year ended May 31, 2014.

About Maiden Lane Jewelry, Ltd. (MDNL)

Maiden Lane Jewelry, Ltd. is a producer and wholesaler of complete engagement rings and other jewelry products for independent retailers across the United States. The Company’s signature line is the ASPIRI™ collection of bridal engagement rings, which are certified cushion brilliant by the American Gem Society. The Company has expanded the Aspiri collection to include pendants and earrings.

Aspiri diamonds are uniquely cut diamonds that utilize an advance cutting technique that visually and physically increases the crown size (the top and most visible part of the diamond) of similarly weighted diamonds by at least 25%. Aspiri cut engagement rings show the diamond to their best advantage, accentuating their brilliance and hiding their imperfections. To maintain high quality standards, manufacturing of the ring mountings and setting of stones, to date, is done in the United States. The Company believes that its new line of bridal jewelry featuring Aspiri cut stones will appeal to both retailers and customers due to their perceived size, quality, cost and value.

Maiden Lane Jewelry, Ltd.’s filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company’s website at http://www.maidenlaneltd.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The matters discussed in this press release, as well as in future oral and written statements by management of Maiden Lane Jewelry, Ltd., that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,’’ “will,’’ “should,’’ “expects,’’ “plans,’’ “anticipates,’’ “could,’’ “intends,’’ “target,’’ “projects,’’ “contemplates,’’ “believes,’’ “estimates,’’ “predicts,’’ “potential’’ or “continue’’ or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Contact:

Odile de Lyrot

212-840-8477 x203

MAIDEN LANE JEWELRY, LTD.

BALANCE SHEET

	May 31,	May 31,
	2014	2013

ASSETS
Current Assets:
Cash and Cash Equivalents	$15,269	$39,086
Accounts Receivable, Net	1,594,010	752,923
Inventories	2,094,929	1,789,394
Prepaid Expenses	64,092	32,031
Deferred Taxes	85,840	13,500
Total Current Assets	3,854,140	2,626,934
Property and Equipment, Net	10,051	10,967
Security Deposits	2,000	2,000
Total Assets	$3,866,191	$2,639,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$1,895,906	$1,679,891
Accrued Expenses	49,474	75,526
Loans Payable – Factor	826,284	—
Loans Payable – Related Parties	359,632	—
Common Stock to be Issued	32,871	—
Income Taxes Payable	—	36,600
Total Current Liabilities	3,164,167	1,792,017
Long-Term Debt:
Convertible Note Payable – Related Party	74,000	74,000
Total Liabilities	3,238,167	1,866,017

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock, $.0001 par value; 10,000,000 shares authorized, none issued and outstanding at May 31, 2014 and May 31, 2013	—	—
Common Stock, $.0001 par value; 50,000,000 shares authorized, 10,466,250 and 10,353,750 shares issued and outstanding at May 31, 2014 and May 31, 2013, respectively	1,047	1,035
Additional Paid-In Capital	895,555	685,567
Retained Earnings (Deficit)	(268,578)	87,282
Total Stockholders’ Equity	628,024	773,884
Total Liabilities and Stockholders’ Equity	$3,866,191	$2,639,901

MAIDEN LANE JEWELRY, LTD.

STATEMENT OF OPERATIONS

	Year Ended	Period September 6, 2012 (Inception) to
	May 31, 2014	May 31, 2013

Sales - Net	$5,409,013	$2,100,778

Costs and Expenses:
Cost of Sales	4,304,056	1,732,610
Officer’s Compensation	187,337	64,531
Professional and Consulting Fees	658,661	56,504
Selling, General and Administrative Expenses	615,047	116,574
Provision for Bad Debts	6,123	18,097
Total Costs and Expenses	5,771,224	1,988,316

Income (Loss) from Operations	(362,211)	112,462

Other Income (Expense):
Interest Expense – Related Party	(2,960)	(2,080)
Interest Expense – Accounts Receivable Financings	(61,529)	—
Total Other Income and (Expenses)	(64,489)	(2,080)

Income (Loss) before Income Tax Provision (Benefit)	(426,700)	110,382
Income Tax (Benefit) Provision	(70,840)	23,100
Net Income (Loss)	$(355,860)	$87,282

Income (Loss) Per Common Share – Basic	$(0.03)	$0.01
Basic Weighted Average Shares	10,403,031	10,108,206

Income (Loss) Per Common Share – Diluted	$(0.03)	$0.01
Diluted Weighted Average Shares	10,403,031	10,141,419